Exhibit 10.1
Non-Employee Director Compensation
The following is a summary of the retainers payable to non-employee directors effective January 1, 2020:

Retainers
Annual Board Retainer	$125,000
Annual Retainers (in addition to Annual Board Retainer):
Independent Chairman of the Board	$75,000
Audit Committee Chair	$30,000
Compensation and Management Development Committee Chair	$30,000
Corporate Governance Committee Chair	$30,000
Audit Committee Member (other than Chair)	$15,000
Compensation and Management Development Committee Member (other than Chair)	$15,000
Corporate Governance Committee Member (other than Chair)	$15,000